UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 1-09453

New York	13-3156768
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

85 Fifth Avenue
New York, NY 10003
(Address of principal executive offices, with zip code)

(212) 206-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

           The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

           During September and October 2009 the Company made advances against salary to its Chief Executive Officer totaling $298,146.91. It also loaned $160,000 to the Chief Executive Officer’s former wife. The CEO believed the advances and loan were permissible after he consulted with the Company’s General Counsel. In the latter part of November 2009, the Company reviewed these matters with its auditors. It also informed members of its Compensation and Audit Committees and outside counsel. The Company concluded that the advances and loan may be deemed extensions of credit and violative of the Sarbanes-Oxley Act. The CEO immediately repaid the remaining balance on the advances with interest. The loan to his former wife was repaid in October before the review had begun. The Audit Committee is reviewing the Company’s policies and procedures regarding payments to or for senior management, as well as the Company’s overall internal control procedures. The Audit Committee adopted changes which require that its prior approval be obtained before any extraordinary payments may be made to or at the request of management. It also directed that management undergo governance training pursuant to a program approved by the Audit Committee.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANT CORP.

By:	/s/ Michael Weinstein
Chief Executive Officer

Date: December 9, 2009